UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

_________________________

Frezer, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Nevada	000-51336	20-2777600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

936A Beachland Blvd., Suite 13
Vero Beach, FL 32963
_____________________________________________
(Address of principal executive offices and Zip Code)

772-231-7544
_____________________________________________
(Registrant’s telephone number, including area code)

None.
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2007, Frezer, Inc. (the “Company” or “FRZR”) entered into a letter of intent (the “Letter of Intent”) with Breakthrough Venture Corp. (“Breakthrough”), pursuant to which the Company intends to combine with Breakthrough either through a merger between Breakthrough and a wholly owned subsidiary of FRZR, or an exchange of shares of stock of Breakthrough for shares of common stock, par value $0.001 per share (“Common Stock”) of FRZR (the “Merger”). The parties intend to begin preparation of agreements necessary for the Merger (the “Definitive Agreements”).

The Letter of Intent provides that a condition to the closing of the merger (the “Closing”) will be the completion of a private placement of securities raising gross proceeds of at least $14 million (the “Offering”). Breakthrough will engage a placement agent for the Offering, and the parties desire the Offering to be completed no later than March 15, 2008.

The Letter of Intent contemplates that after the Merger, the shareholders of Breakthrough immediately prior to the Closing, along with new investors in the Offering, will hold 96% of the fully-diluted Common Stock, the stockholders of FRZR immediately prior to the Closing will hold 3.6% of the fully-diluted Common Stock, and a consultant will hold 0.4% of the fully-diluted Common Stock.

The Letter of Intent further contemplates that, as a condition to the Merger, certain current shareholders of FRZR will receive piggyback registration rights with respect to all shares of Common Stock owned by them. Even if registered, the shares held by one of these shareholders would be subject to a lock-up permitting sale starting six months after the effectiveness of the registration statement with respect to shares underlying securities issued in the Offering.

The Letter of Intent provides that Breakthrough shall use its best efforts to include on its Board of Directors for a period of one (1) year following the Closing a person designated by a shareholder of FRZR, which is an affiliate of the intended placement agent and which designee shall be subject to the reasonable consent of the management of Breakthrough. At Closing, Breakthrough shall deliver voting agreements on behalf of current Breakthrough shareholders who will represent more than 50% of the outstanding voting stock of FRZR following the Merger agreeing to vote for the person designated by the shareholder of FRZR. Further, Breakthrough shall engage an investor relations firm to provide a comprehensive investor relations and after market support program (including development and execution of a plan for a NASDAQ listing) for a term of twelve (12) months following the Closing, or until such time as Breakthrough becomes listed on NASDAQ. The investor relations firm may be affiliated with the intended placement agent.

In consideration of the expense and effort that will be expended by FRZR and Breakthrough in due diligence and the negotiation of the Definitive Agreements, neither Breakthrough nor its affiliates will, directly or indirectly, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person or entity relating to a transaction of the type set forth herein or any other potential merger, acquisition, sale or financing transaction (other than the Offering to take place prior to the Closing) until the earlier to occur of: (i) March 31, 2008, if and only if the Offering has not been completed prior to March 31, 2008, (ii) the Closing, or (iii) the date on which FRZR and Breakthrough mutually agree in writing to discontinue negotiations. Neither FRZR, nor any of their officers, directors, employees, stockholders, advisors, representatives or affiliates will enter into or continue any negotiations or discussions with other parties relating to a reverse acquisition or reverse merger transaction involving FRZR until the earlier to occur of: (i) March 31, 2008, if and only if the Offering has not been completed prior to March 31, 2008, (ii) the Closing, or (iii) the date on which FRZR and Breakthrough mutually agree in writing to discontinue negotiations. Additionally, the parties each covenant and agree that, except as consented to by the parties, neither they nor any of their respective officers, directors, employees, agents or representatives will disclose any confidential information of the other to any third party, except (i) as required by law or regulation (including applicable securities regulations) or (ii) to a party’s accountants, lawyers, employees, advisors and representatives in connection with evaluating whether to proceed with negotiating and closing the transactions contemplated herein or (iii) in connection with obtaining consents required by the Definitive Agreements.

Each party shall be responsible for and bear all of their own costs and expenses incurred in connection with the proposed transaction. Breakthrough will pay an advisory fee of $500,000 for advisory services rendered to FRZR by an affiliate of the intended placement agent in connection with the Merger. Further, from and after November 7, 2007, the date of the Letter of Intent, until the earliest to occur of the termination of the Letter of Intent, March 31, 2008, or the date of execution of the Definitive Agreements, the parties will use commercially reasonable efforts to maintain their respective businesses in accordance with customary practices and otherwise to conduct their respective businesses in the ordinary course in the manner in which it has heretofore been conducted and to preserve their business relationships with customers, suppliers and content providers.

Except for the terms described in the three preceding paragraphs relating to (i) a seat on the Board of Directors and an investor relations firm, (ii) an exclusive dealing period and maintaining confidentiality and (iii) costs and no material changes in business, the Company and Breakthrough have acknowledged that although the terms set forth in the Letter of Intent reflect their mutual understanding of the transactions to be negotiated by the parties, such terms are not intended to create or constitute any legally binding obligation between the parties.

Those certain binding provisions contained in the Letter of Intent and the Letter of Intent in its entirety may be terminated (i) by mutual written consent of both parties; or (ii) upon written notice by either party to the other if the Definitive Agreements have not been executed by December 31, 2007, provided, however, that the termination of the binding provisions shall not affect the liability for breach of any of the binding provisions prior to the termination.

A copy of the Letter of Intent is attached hereto as Exhibit 10.1. There can be no assurances that the Merger or any similar transaction contemplated under the terms of the Letter of Intent will ever be consummated.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits. Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit
Number	Description
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10.1	Letter of Intent, dated November 7, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2007	FREZER, INC.

	By:	/s/ Kevin R. Keating
Name: Kevin R. Keating
Title: President